                                                                    Exhibit 99.1

                      II. VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts (in millions)



                      Balance at          Additions                                                  Balance at
                     Beginning of        Charged to                                                    End of
                        Period        Cost and Expenses      Deductions             Other              Period
                     ------------     -----------------      ----------          -----------         ---------
December 31, 2001      $   25.1            $1.9(a)           $ (7.0)(b)          $  (1.7)(d)         $   18.3
                       --------       -----------------      ----------          -----------         ---------
December 31, 2000          31.5             1.0(a)             (4.4)(b)             (1.0)(c)             25.1
                                                                                    (2.0)(d)
                       --------       -----------------      ----------          -----------         ---------
December 31, 1999          20.7            14.4(a)             (2.9)(b)             (0.7)(c)             31.5
                       --------       -----------------      ----------          -----------         ---------


(a)  Provision charged to earnings.
(b)  Accounts written-off.
(c)  Adjustments from translating at current exchange rates.
(d)  Adjustments to provision credited to income.